SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C.  20549




                               FORM 8-K


                            Current Report
               Pursuant to Section 13 or 15 (d) of the
                    Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)  March 20, 1998


                              MICROENERGY, INC.
      (Exact name of Registrant as Specified in its Charter)


    Delaware                  0-12595          36-3262274
(State of Incorporation)  (Commision File    (IRS Employer
                           Number)           Identification No.)


        350 Randy Road, Carol Stream, Illinois  60188
           (Address of principal executive offices)


                          (630) 653-5900
                  Registrant's Telephone Number

Item 2.             DISPOSITION OF ASSETS

     On March 20, 1998, the registrant completed the sale of its wholly-owned subsidiary, Tru-Way, Inc. ("Tru-Way"). Tru-Way is engaged in the business of metal fabrication, although it currently has only two customers of cosequence, one of which is the Registrant. The reason for the sale was the Registrant's need to reduce the amount of debt on its balance sheet.

     The purchasers of tru-way were the Gatza Family Limited Partnership, the beneficiaries of which are members of the family of the Registrant's Chief Executive Officer, Sandra Fanella, who is the wife of the Registrant's Chief Financial Officer, and Bill and Arleen Florence. Bill Florence is the General Manager of Tru-Way.

     The sale was effected in two steps: the sale by Tru-Way of capital stock to the purchasers, and the subsequent redemption of the capital stock owned by the Registrant. The consideration given to the Registrant by Tru-Way for its stock was provided by the purchasers. The consideration consisted of $200,000 in cash and relief from liability for approximately $515,000 of debt.
The amount of the consideration was based on an evaluation report purchased by the Registrant from Heartland Business Brokers. The report valued the business of Tru-Way at $680,000, without making any discount by reason of the fact that Tru-Way has only two customers.

                             EXHIBITS

          1.  Capital Stock Redemption Agreement dated March 20,
1998.

          2. Pro Forma Financial statements- to be filed by amendment.


                            SIGNATURES

          Pursuant to the requirements of the Securities Exchange
Act pof 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   MICROENERGY, INC.


Dated:  April 20, 1998             By:   Robert J. Fanella
                                      Robert J. Fanella
                                      Chief Financial Officer

                         EXHIBIT 1

                    CAPITAL STOCK REDEMPTION AGREEMENT

This CAPITAL STOCK REDEMPTION AGREEMENT ("AGREEMENT"), effective as of the 20th day of March, 1998, by and between MicroEnergy, Inc., ("MEI")a corporation organized and existing under the laws of the state of Delaware, and Tru-Way, Inc ("TWI"), a corporation organized and existing under the laws of the state of Illinois.

MEI owns all the issued and outstanding shares of capital stock of TWI ("SHARES"), prior to the sale of 1000 shares of capital stock of TWI as evidenced by the Stock Purchase Agreement, incorporated herein by reference attached hereto as Exhibit 1.

MEI's Board of Directors after reviewing several alternatives, determined that it is in the best interest of MEI to redeem its stock ownership in TWI. At a Board of Director's meeting of MEI, held March 12, 1998, the board decided to divest itself of its ownership position in TWI. Minutes of that meeting are attached, as Exhibit 2, and incorporated herein by reference.

NOW, THEREFORE, in consideration of the premises and the respective representations, warranties, covenant, agreements, and indemnities herein contained, MEI and TWI hereto agree as follows:

At Closing as defined in this AGREEMENT MEI shall redeem its SHARES in TWI. The Closing Date ("Closing") shall be on March 20,
1998 at a place  and time acceptable to MEI and TWI.

TWI shall pay to MEI consideration for the redemption of the SHARES the aggregate price of $200,000, and shall provide for the release of MEI's guaranty of any TWI debt to any third party, currently in the approximate range of $515,000.

All debts of TWI to MEI, and MEI to TWI shall be forgiven prior to the Closing.

TWI shall pay to MEI by cash or check payable to MEI, $200,000 at Closing.

Concurrent with the redemption of the SHARES, TWI shall deliver to MEI the payment described above, and shall deliver to MEI such releases as may be necessary to relieve Seller of any TWI debt or obligation to any third party.

MEI represents and warrants that MEI owns the Shares of record beneficially, free and clear of any liens, claims, encumbrances, or restrictions. MEI has good and marketable title to the SHARES and has, and at the Closing shall have, the absolute right, power, and capacity to redeem the SHARES.
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MEI represents and warrants that MEI is a corporation duly
organized, validly existing, and in good standing under the laws of the State of Delaware with full power and authority to conduct business.

TWI represents and warrants that TWI is a corporation duly organized, validly existing, and in good standing under the laws of the State of Illinois with full power and authority to conduct business.

All representations, covenants, agreements, and warranties made by MEI or TWI hereunder or pursuant hereto shall survive the effective date.

IN WITNESS WHEREOF, the parties hereto have caused this agreement to be duly executed as of the date indicated herein.

MicroEnergy, Inc.

By:
     its CFO, and Director

Tru-Way, Inc.

By:
      its Chairman





















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